UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Stamford Plaza 107 Elm Street, 9th Floor Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CARA	The Nasdaq Stock Market LLC

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2019, Mani Mohindru, Chief Financial Officer and Chief Strategy Officer of Cara Therapeutics, Inc. (the “Company”), gave notice of her resignation, effective December 20, 2019, to accept a new opportunity with a privately held company. The Company has commenced a search for Dr. Mohindru’s replacement. Dr. Mohindru’s departure is not due to a dispute or disagreement with the Company.

Effective immediately following Dr. Mohindru’s departure, Richard Makara, the Company’s Vice President, Head of Accounting & Controller, assumed Dr. Mohindru’s responsibilities on an interim basis. As of that date, Mr. Makara assumed the position of the Company’s principal financial officer and principal accounting officer until such time as his successor is appointed, or until his earlier resignation or removal.

Mr. Makara, 49, has served the Company in various capacities since October 2014, most recently serving as VP, Head of Accounting & Controller from November 2018 to present. Prior to joining the Company, he served as Director of Accounting at Purdue Pharma from June 2010 to October 2014. Before joining Purdue, he served as an auditor for PricewaterhouseCoopers from 1992 to 2009. Mr. Makara received his B.S. in Accounting from Purdue University. Mr. Makara is a certified public accountant.

There is no family relationship between Mr. Makara and any director or executive officer of the Company and he has no direct or indirect material interest required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ Derek Chalmers
Derek Chalmers
President and Chief Executive Officer
(Principal Executive Officer)

Date: December 23, 2019

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